SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2008

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On May 8, 2007, Crocs, Inc. (“the Company”) entered into a credit agreement (“Revolving Credit Facility”) with Union Bank of California, N.A. (‘the bank”).  On December 19, 2008, the Company entered into a seventh amendment of the Revolving Credit Facility. The seventh amendment modifies the Revolving Credit Facility by extending the maturity date to February 16, 2009.  The seventh amendment, among other things, limits borrowings to $22.4 million, modifies the interest rate on the loan to 9% above the bank’s reference rate and requires the Company to perform certain covenants and pay certain fees.

In connection with the seventh amendment, the Company entered into an Intellectual Property Security Agreement (‘the IP Security Agreement”) in favor of the bank.  Pursuant to the IP Security Agreement, the Company pledged to the bank substantially all of the Company’s intellectual property.  The IP Security Agreement specifies that the collateral includes all after-acquired assets, damage claims, license fees, royalties and all proceeds and products generated from these assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: December 22, 2008	By:	/s/ Russell C. Hammer
Russell C. Hammer,
Chief Financial Officer, Senior Vice President - Finance and Treasurer